Exhibit 99.2

Third-Quarter 2014 CFO Commentary

As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and the third quarter of last year.  Any discussion of our results will exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to GAAP numbers. For a complete reconciliation between our GAAP and Non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document.

The following third quarter as reported and adjusted information included in this CFO commentary is unaudited and should be read in conjunction with the Form 10-Q for the quarterly periods ended March 29, 2014, June 28, 2014, and September 27, 2014, as well as the company’s 2013 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

Third-Quarter Summary

We delivered on our financial targets again in the third quarter. We grew our global components business for the fifth straight quarter with performance that was near the high end of our expectations. Our enterprise computing solutions also performed at the high end of our expectations.

Our consolidated sales were $5.6 billion and non-GAAP diluted earnings per share were $1.40. Revenue was at the high end of our guidance range and EPS was above the high end of our guidance range and an all-time record for the third quarter. Operating income and diluted earnings per share advanced 11 percent and 19 percent, respectively, year over year. Returns advanced again year over year for the fourth straight quarter.

Our global components sales of $3.7 billion advanced 8 percent year over year, highlighted by robust, double-digit growth in Asia, a sixth consecutive quarter of year-over-year growth in Europe, and Americas growth that was ahead of normal seasonality. Operating income grew 9 percent year-over-year, the fifth straight quarter of strong operating income growth. Global components operating margins have increased five quarters in a row on a year-over-year basis.

Enterprise computing solutions sales grew 19 percent year over year and operating income grew 17 percent year over year. Both regions performed well and both posted robust software and services sales growth. Storage, networking, and industry standard servers also grew at healthy rates this quarter.

Consolidated Overview – Third Quarter

P&L Highlights*	Q3 2014	Y/Y Change	Y/Y Change Adjusted for Acquisitions & Currency	Q/Q Change
Sales	$5,613	+11%	+6%	-1%
Gross Profit Margin	13.0%	-30bps	-50bps	-20bps
Operating Expense/Sales	9.2%	-30bps	-50bps	flat
Operating Income	$215	+11%	+7%	-6%
Operating Margin	3.8%	flat	+10bps	-20bps
Net Income	$140	+17%	+14%	-3%
Diluted EPS	$1.40	+19%	+15%	-2%
* $ in millions, except per share data, may reflect rounding

●	Third-quarter sales were $5.6 billion
o	Increased 11% year over year and decreased 1% sequentially
o	Adjusted for the impact of acquisitions and changes in foreign currencies, sales increased 6% year over year
●	Consolidated gross profit margin was 13.0%
o	Decreased 30 basis points year over year, principally due to a greater contribution from enterprise computing solutions
▪	Decreased 20 basis points sequentially due principally to a lower mix of Europe business and a higher mix of Asia business within global components
●	Operating expenses as a percentage of sales were 9.2%
o	Decreased 30 basis points year over year and were flat sequentially
▪	On an absolute dollar basis, operating expenses increased 8% year over year
▪
Adjusted for the impact of acquisitions and changes in foreign currencies, operating expenses were flat year over year, and were 50 basis points lower year over year as a percentage of sales, driven by a greater contribution from enterprise computing solutions

●	Operating income was $215 million
o	Increased 11% year over year as reported
o	Increased 7% year over year as adjusted for the impact of acquisitions and changes in foreign currencies
●	Operating income as a percentage of sales was 3.8%
o	Operating income as a percentage of sales was flat year over year

●	Effective tax rate for the quarter was 26.0%
●	Net income was $140 million
o	Increased $20 million year over year
●	Earnings per share were $1.42 and $1.40 on a basic and diluted basis, respectively
o	Diluted EPS increased 19% year over year

Global Components

Sales ($ in millions)

●	Sales increased 8% year over year and 5% sequentially
●	Leading indicators, including lead times and cancellation rates, are in line with historical norms
●	Book-to-bill of 0.97 was at a normal seasonal level for a third quarter
●	Gross profit dollars increased 6% year over year and were up 2% sequentially
o	Sales growth and an improvement in Americas gross margin drove the improvement year over year
●	Gross margins decreased 20 basis points year over year and decreased 30 basis points sequentially with both principally due to a lower mix from Europe and a higher mix from Asia
●	Operating margin of 5.0%
o	Increased 10 basis points year over year, as improvement in Europe was offset, in part, by greater mix from Asia
●	Return on working capital increased 150 basis points year over year, driven by higher operating income, and working capital as a percentage of sales declined 60 basis points year over year

Americas Components Region

Sales ($ in millions)

●	Sales increased 2% year over year and 3% sequentially
o	Good growth in the alternative energy, transportation, and lighting verticals year-over-year
o	Sequential sales were at the high end of seasonality
●	Looking ahead to the fourth quarter, we expect sales in our core Americas components business to be in line with seasonality

Europe Components Region

Sales ($ in millions)

●	Sales increased 4% year over year and decreased 4% sequentially
o	Adjusted for the impact of acquisitions and changes in foreign currencies, sales increased 3% year over year
o	Good growth in the transportation and aerospace & defense verticals year over year
o	Sequential sales were in line with seasonality
●	Looking ahead to the fourth quarter, we expect sales in our core European components business to be in line with seasonality

Asia Pacific Components Region

Sales ($ in millions)

●	Sales increased 18% year over year and 14% sequentially
o	Robust growth in the transportation, wireless, and industrial power verticals and good growth in the lighting vertical year over year
o	Sequential sales above traditional seasonality
●	Looking ahead to the fourth quarter, we expect sales in our core Asia-Pacific components business to be below seasonality

Global Enterprise Computing Solutions

Sales ($ in millions)

●	Sales increased 19% year over year and declined 11% sequentially
●	Gross margin was down 40 basis points year over year due to customer mix
●	Operating margin of 4.0%
o	Flat year over year
o	Operating margin adjusted for acquisitions and foreign currencies was up 20 basis points year over year
o	Operating income increased 17% year over year
●	Return on working capital continues to excel, increasing year over year for the fifth consecutive quarter

ECS America

Sales ($ in millions)

●	Sales increased 11% year over year and declined 5% sequentially
o	Very strong growth in software and services
o	Growth in storage and networking
o	Growth in industry-standard servers was offset by decline in proprietary servers
●	Looking ahead to the fourth quarter, we expect sales in our core Americas value-added computing solutions business to be toward the higher end of seasonality

ECS Europe

Sales ($ in millions)

●	Sales increased 41% year over year and declined 20% sequentially
o	Adjusted for the impact of acquisitions and changes in foreign currencies, sales increased 7% year over year
o	Very strong growth in software and services
o	Growth in storage, networking, industry-standard, and proprietary servers
●	Looking ahead to the fourth quarter, we expect sales in our core European value-added computing solutions business to be toward the lower end of seasonality

Cash Flow and Balance Sheet Highlights

●	Cash Flow from Operations
Cash from operating activities in the third quarter was a use of $67 million. Cash flow from operating activities was $431 million on a trailing 12-month basis.  We converted more than 83% of GAAP net income to cash over the last 12 months, well in excess of our target.

●	Working Capital
Working capital to sales improved to 15.6%.  Return on working capital advanced to 24.6%.

●	Return on Invested Capital
Return on invested capital was 10.2%, an increase over the prior year, and ahead of our weighted average cost of capital.

●	Share Buyback
We repurchased $50 million of our stock in the third quarter, and $55 million to date in the fourth quarter, bringing our total cash returned to shareholders over the last 12 months to approximately $230 million.

●	Debt and Liquidity
Our balance sheet and capital structure remain very strong with conservative debt levels and a net debt to last 12 months EBITDA ratio of approximately 2.0x.  Our total liquidity is $2.7 billion when including our cash of $258 million.

Fourth-Quarter 2014 Guidance
Consolidated Sales	$6.1 billion to $6.5 billion
Global Components	$3.4 billion to $3.6 billion
Global ECS	$2.7 billion to $2.9 billion

Diluted Earnings per Share*	$1.75 to $1.87

* Fourth-quarter guidance assumes average diluted shares outstanding of 99 million.

Arrow Electronics Revenue Seasonality*

Global Components	NAC	EMEA ex FX	AAP
Q1	-7% to +1%	+9% to +17%	-10% to -2%
Q2	-1% to +7%	-5% to +3%	+9% to +17%
Q3	-6% to +2%	-3% to +5%	-4% to +4%
Q4	-3% to +5%	-13% to -5%	-4% to +4%

Global ECS	NA	EMEA ex FX
Q1	-27% to -19%	-34% to -26%
Q2	+15% to +23%	+3% to +11%
Q3	-15% to -7%	-25% to -17%
Q4	+31% to +39%	+75% to +83%
* Revenue seasonality based on historical sequential sales growth for our components and ECS businesses, updated 1/1/2014

Risk Factors

The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its Form 10-Q for the quarterly period ended September 27, 2014, as well as its 2013 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject.  If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected.

Information Relating to Forward-Looking Statements

This CFO Commentary includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow.  Forward-looking statements are those statements which are not statements of historical fact.  These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Form 10-Q for the quarterly period ended September 27, 2014, as well as the company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Certain Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles ("GAAP"), the company provides certain non-GAAP financial information relating to operating income, net income attributable to shareholders, and net income per basic and diluted share, each as adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company's efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), sale of investment, and adjustments related to certain tax matters.  A reconciliation of the company's non-GAAP financial information to GAAP is set forth in the table below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company's operating performance and underlying trends in the company's business because management considers the charges, credits, gains and losses referred to above to be outside the company's core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company's financial and operating performance. In addition, the company's Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income attributable to shareholders and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Earnings Reconciliation
($ in thousands, except per share data)

	Q3 2014	Q2 2014	Q3 2013
Operating income, as Reported	$199,816	$208,269	$162,736
Intangible assets amortization expense	11,108	10,870	8,936
Restructuring, integration, and other charges	3,935	9,632	22,568
Operating income, as Adjusted	$214,859	$228,771	$194,240

Net income attributable to shareholders, as Reported	$146,864	$127,884	$96,779
Intangible assets amortization expense	9,086	8,867	7,074
Restructuring, integration, and other charges	2,556	7,526	16,077
Gain on sale of investment	(18,269)	--	--
Net income attributable to shareholders, as Adjusted	$140,237	$144,277	$119,930

Diluted EPS, as Reported	$1.47	$1.27	$.95
Intangible assets amortization expense	.09	.09	.07
Restructuring, integration, and other charges	.03	.07	.16
Gain on sale of investment	(.18)	--	--
Diluted EPS, as Adjusted	$1.40	$1.43	$1.18

The sum of the components for diluted EPS, as Adjusted, may not agree to totals, as presented, due to rounding.

Earnings Reconciliation

References to restructuring and other charges refer to the following incremental charges taken in the periods indicated:

Q3-14 Intangible Assets Amortization Expense:  During the third quarter of 2014, the company recorded intangible assets amortization expense of $11.1 million ($9.1 million net of related taxes or $.09 per share on both a basic and diluted basis).

Q3-14 Restructuring, Integration, and Other Charges: During the third quarter of 2014, the company recorded restructuring, integration, and other charges of $3.9 million ($2.6 million net of related taxes or $.03 per share on both a basic and diluted basis)

Q3-14 Gain on Sale of Investment: During the third quarter of 2014, the company recorded a gain on sale of investment of $29.7 million ($18.3 million net of related taxes or $.19 and $.18 per share on a basic and diluted basis, respectively).

Q2-14 Intangible Assets Amortization Expense:  During the second quarter of 2014, the company recorded intangible assets amortization expense of $10.9 million ($8.9 million net of related taxes or $.09 per share on both a basic and diluted basis).

Q2-14 Restructuring, Integration, and Other Charges: During the second quarter of 2014, the company recorded restructuring, integration, and other charges of $9.6 million ($7.5 million net of related taxes or $.08 and $.07 per share on a basic and diluted basis, respectively).

Q3-13 Intangible Assets Amortization Expense:  During the third quarter of 2013, the company recorded intangible assets amortization expense of $8.9 million ($7.1 million net of related taxes or $.07 per share on both a basic and diluted basis).

Q3-13 Restructuring, Integration, and Other Charges: During the third quarter of 2013, the company recorded restructuring, integration, and other charges of $22.6 million ($16.1 million net of related taxes or $.16 per share on both a basic and diluted basis).